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                                                                    Exhibit 99.1
                                                                    ------------
                        UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE

IN RE:                        )  Chapter 11
                              )
ZANY BRAINY, INC., et al.     )  Case No. 01-1749 (SLR)
                   -- ---
                              )  Jointly Administered
          Debtors.            )

         AMENDED ORDER (A) APPROVING THE TRANSFER OF SUBSTANTIALLY ALL
            OF THE DEBTORS' ASSETS FREE AND CLEAR OF ALL LIENS AND
          ENCUMBRANCES AND EXEMPT FROM ANY STAMP, TRANSFER, RECORDING
        OR SIMILAR TAX; AND (B) AUTHORIZING THE DEBTORS' ASSUMPTION OF
         CERTAIN DESIGNATED LIABILITIES AND ASSIGNMENT OF THE ASSIGNED
    CONTRACTS AND LEASES PURSUANT TO SECTIONS 105, 363, 365 AND 1146(c) OF
             THE BANKRUPTCY CODE AND BANKRUPCY RULES 6004 AND 6006
             -----------------------------------------------------

          This matter coming before the Court on the Amended Motion of the Debtors and Debtors in Possession (collectively, the "Debtors") for an Order (a) Approving the Transfer of Substantially All of the Debtors' Assets Free and Clear of All Liens and Encumbrances and Exempt from Any Stamp, Transfer, Recording or Similar Tax; and (b) Authorizing the Debtors' Assumption of Certain Designated Liabilities and Assignment of the Assigned Contracts and Leases Pursuant to Sections 105, 363, 365 and 1146(c) of the Bankruptcy Code and Bankruptcy Rules 6004 and 6006 (the "363 Motion") and upon this Court's July 18, 2001 Order (a) Approving a Break-Up Fee, Lender Expense Reimbursement, Termination Payment and Consultation Right; (b) Scheduling a Hearing to Consider Approval of the Transfer of All or Substantially All of the Debtors' Assets; (c) Approving Form and Manner of Notice and Hearing; and (d) Approving Form and Manner of Notice of Assumption and Assignment of the Assigned Contracts and Leases Pursuant to Sections 105, 363, 503 and 507 of the Bankruptcy Code and Bankruptcy Rule 6004 (the "363 Procedures Order"); and upon the record established before the Court at the hearing held on August 15, 2001; the Court having reviewed the 363

Motion and all of the exhibits annexed thereto and having heard the testimony of the Debtors in connection therewith, and in support of, the 363 Motion; the Court finding that (a) the Court has jurisdiction over this matter pursuant to 28 U.S.C. (S) 157 and 1334, (b) this is a core proceeding pursuant to 28 U.S.C.
(S) 157(b)(2)(A), (c) it appearing from the affidavits of service filed with the Court that due and sufficient notice of the 363 Motion and the relief granted by this Order, have been provided to all creditors and/or parties in interest and
(d) capitalized terms not otherwise defined herein have the meaning given to them in the 363 Motion; and the Court having considered the offer presented by ZB Acquisition Co, an affiliate of The Right Start, Inc., (the "Buyer") to purchase the assets contemplated in the 363 Motion; and the Court having determined that the Right Start Transaction (as that term is defined below) represents the highest and best offer for the assets contemplated in the 363 Motion; and the Court having determined that the relief sought in the 363 Motion is in the best interests of the Debtors and their estates; and after due deliberation and sufficient cause appearing therefore,

THE COURT HEREBY ENTERS THE FOLLOWING FINDINGS OF FACT:

A.   Notice of the Proposed Transaction.
     ----------------------------------

          1. Notice of 363 Hearing. On or before July 20, 2001, the Debtors
             ---------------------
served copies of the 363 Motion, the Proposed Order to the 363 Motion, and the Notice of Debtors' Intent to Transfer All or Substantially All of Their Assets Free and Clear of All Liens and Encumbrances and Exempt from Any Stamp, Transfer, Recording or Similar Tax and to Assume and Assign to Subco the Assigned Contracts and Leases Pursuant to Sections 105, 363, 365 and 1146(c) of the Bankruptcy Code (the "Transaction Notice") by first-class mail, postage pre-paid, upon:

             a. the Office of the United States Trustee;

             b. counsel for the Lenders and/or Waterton Management, LLC.;

             c. counsel for the Official Committee of Unsecured Creditors (the "Committee");

             d. all entities (or counsel therefor) known to have asserted any lien, claim, encumbrance, right of refusal, or other interest in the Debtors' assets subject to the Proposed Transaction;

             e. all federal, state and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the 363 Motion;

             f. all parties that have expressed a bona fide interest in acquiring the Debtors' assets;

             g. the United States Attorney's office;

             h. the Internal Revenue Service;

             i. the Securities and Exchange Commission;

             j. all entities who have filed a notice of appearance and request for service of papers in these chapter 11 cases pursuant to Bankruptcy Rule 2002;

             k. all parties to the Assigned Contracts proposed to be assumed and assigned under the terms of the Proposed Transaction; and

             l. all landlords to nonresidential real property leased by the Debtors.

          2. Service of Transaction Notice. On July 20, 2001, the Debtors served
             -----------------------------
the Transaction Notice on all parties identified on the Debtors' creditor matrix.

          3. Assumption Notice. On or before July 20, 2001, the Debtors served
             -----------------
copies of the Assumption Notice (as that term is defined in the 363 Procedures Order) by first-
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class mail, postage pre-paid upon all non-Debtor parties to Assigned Contracts, the United States Trustee, counsel to the Lenders and/or Waterton, counsel to the Committee and all parties to Assigned Contracts proposed to be assumed and assigned under the terms of the Proposed Transaction.

          4. Withdrawal Notice. On August 3, 2001, the Debtors filed with the
             -----------------
Court and served upon all non-Debtor parties to Assigned Contracts by overnight express mail or by FEDEX (Monday delivery) copies of the Notice of Debtors' Intent to Withdraw Certain Unexpired Leases and Executory Contracts from the List of Unexpired Leases and Executory Contracts to be Assumed and Assigned to Subco Pursuant to the Proposed Transaction Between the Debtors and Waterton Management, LLC.

          5. The foregoing notice is adequate and sufficient under the circumstances of these Chapter 11 cases, and complies with all applicable requirements of the Bankruptcy Code, the Bankruptcy Rules, and the procedural due process requirements of the United States Constitution, as to all known and unknown creditors and/or parties in interest.

          6. The transaction between the Buyer and the Debtors (the "Right Start Transaction"), as governed by the Asset Purchase Agreement attached hereto as Exhibit A/1/, is, in all respects, the same as or better than the Proposed Transaction. Therefore, no further notice need be given.


B.  The Right Start Transaction.
    ---------------------------

          7. The Right Start Transaction and the proceeds therefrom will fund the

________________________
/1/ It should be noted that, notwithstanding Section 2.7(a)(vii) of the Asset Purchase Agreement, the Buyer has agreed to extend 1.1 million shares of The Right Start, Inc. stock, in addition to other consideration contemplated by the Asset Purchase Agreement.
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Debtors' estates.

          8.  The Buyer is a third-party purchaser unrelated to the Debtors.

          9. The terms of the Right Start Transaction were negotiated at arms-length and are fair and reasonable.

          10. The Right Start Transaction should be approved because it is in the best interests of the Debtors, their estates, the Debtors' prepetition creditors, the Debtors' employees, the Debtors' postpetition creditors and the non-Debtor parties to the Assigned Contracts.

C.  Sound Business Purpose.
    ----------------------

          11. The Debtors have an adequate business justification to conduct the Right Start Transaction in that:

              a. the Right Start Transaction will minimize the administrative obligations related to the Debtors' assets that are subject to the Right Start Transaction;

              b. the Right Start Transaction will provide continuity of employment for a significant number of Debtors' employees; provide continuity of service for Debtors' existing customers; allow the Debtors to keep open the greatest number of stores; and enable the enterprise to realize more business opportunities than would otherwise be possible; and

              c. the Right Start Transaction is the highest and best offer that the Debtors have received for the Debtors' business operations and related assets to date.

D.  DIP Loan Facility.
    -----------------

          12. The Debtors are party to a Debtor in Possession Loan and Security Agreement and certain related agreements (the "DIP Agreements") with Wells Fargo Retail Finance, LLC, as Agent (the "DIP Agent") and certain Lenders signatory thereto (the "DIP Lenders"). The DIP Agreements were approved by this Court pursuant to a Final Order dated
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June 6, 2001 (the "Final Order"). In connection with the Right Start
Transaction, the Debtors have requested authority to pay all amounts owing to the DIP Agent and DIP Lenders under the DIP Agreements and to enter into a release agreement (the "Release Agreement") by and among the Debtors, the DIP Agent and the DIP Lenders.

          13. The Debtors estimate that pursuant to the DIP Agreements, as of August 14, 2001, the Debtors are indebted to the DIP Lenders in the approximate principal amount of $57,386,182.37, together with interest accrued and accruing thereon and fees, costs, expenses and other charges and obligations accrued or accruing thereon. Pursuant to the DIP Agreements and the Final Order, all such amounts are secured by security interests and liens granted by the Debtors on substantially all of the Debtors' assets.

          14. The amounts outstanding under the DIP Agreement are due and owing and are legal, binding and enforceable obligations of each Debtor to the DIP Agent and DIP Lenders not subject to any offset, defense, claim, counterclaim or other reduction of any type, kind or nature and the DIP Agreements are valid and enforceable in accordance with their terms. Accordingly, payment in full of the amounts outstanding under the DIP Agreements, in order to facilitate the consummation of the Right Start Transaction, upon the terms and conditions set forth below, is in the best interests of the Debtors' estates and creditors.

E.  Fair and Reasonable Consideration.
    ---------------------------------

          15. All of the parties holding liens or encumbrances on the Debtors' assets subject to the Right Start Transaction have consented to the Right Start Transaction or could be compelled to accept a money satisfaction of their liens or encumbrances in a legal or equitable proceeding pertaining thereto. In any event, the aggregate transaction value of the Right Start Transaction equals or exceeds the amount secured by all such liens or encumbrances.
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          16. The Assigned Contracts (as that term may be modified by the Right
Start Transaction) identified on Exhibits B and C/2/ attached hereto are unexpired leases and executory contracts within the meaning of the Bankruptcy Code. Pursuant to the Right Start Transaction, the Debtors (using funds made available by the Right Start Transaction) shall cure all undisputed monetary defaults under the Assigned Contracts identified on Exhibits B and C attached hereto within ten (10) business days of closing of the Right Start Transaction. There are no nonmonetary defaults requiring cure. The Debtors are authorized to enter into consensual lease modification agreements with respect to any Assigned Contracts. Pending the execution of such consensual lease modification agreements, the Debtors shall be authorized to sublease the underlying premises to the Buyer in accordance with and subject to the terms of the Order Authorizing the Debtors to Enter Into Subleases of Limited Duration With The Right Start, Inc. With Respect to Certain Designated Leases of Nonresidential Real Property Pursuant to Section 363(b) of the Bankruptcy Code, dated August 15, 2001, including the provision that requires The Right Start, Inc. to be jointly and severally liable for all costs, obligations and liabilities arising under each of the leases identified on Exhibit C attached hereto from on and after August 17, 2001 through the effective date of assumption and assignment and to indemnify and hold the Debtors harmless for any and all claims and liabilities that arise under each of these leases during such time period. The Right Start Transaction satisfies the requirements of Section 365(b) of the Bankruptcy Code. The Debtors are not required to cure any defaults of the kind described in
___________________________
/2/ The Assigned Contracts identified on Exhibit C are those leases of non-residential real property in which ZB Acquisition Co., The Right Start, Inc., and the relevant landlord have reached agreement to modify the terms of the underlying lease and then to have that amended lease assumed and assigned to the Buyer. The Debtors have sought authority to enter into such consensual lease modification and assumption agreements.

Section 365(b)(2) of the Bankruptcy Code. The Buyer's financial health, as supported by the record of the hearing on August 15, 2001, provides adequate assurance of future performance to all non-Debtor parties to Assigned Contracts. Pursuant to Section 365(f) of the Bankruptcy Code, all restrictions on assignment in any of the Assigned Contracts identified on Exhibits B and C attached hereto are unenforceable against the Debtors and such Assigned Contracts may lawfully be assigned to the Buyer.

          17. The Debtors extensively solicited offers to purchase their business over a six-month period and the Buyer's offer was the highest and best offer submitted.

          18. The Right Start Transaction provides fair and reasonable consideration to the Debtors' estates.

          19. The Right Start Transaction embodies a fair and reasonable offer to purchase the Debtors' assets.

F.  Good Faith of Purchaser
    -----------------------

          20. All of the actions taken by the Buyer, its officers, directors, counsel and other advisors in connection with the Right Start Transaction and 363 Motion have been taken in good faith, and the Buyer is entitled to the protections of Section 363(m) of the Bankruptcy Code in that:

               a. The Buyer recognized that the Debtors were free to deal with any other party interested in purchasing any of the Debtors' business operations and related assets;

               b. The Buyer and the Debtors and their respective counsel and financial advisors engaged in protracted, good faith, arms-length negotiations in arriving at the Right Start Transaction;

               c. Neither the Buyer nor the Debtors have engaged in any conduct that would cause the transactions contemplated by the Right Start Transaction to be avoided as contemplated in Section 363(n) of the Bankruptcy Code; and

               d. In the absence of a stay pending appeal, closing the Right Start Transaction in the face of an appeal will not deprive the Buyer of its status as a good faith purchaser.

          21. The Right Start Transaction embodies a fair and reasonable offer to transfer substantially all of the Debtors' business operations and related assets.

G.  Miscellaneous.
    -------------
          22. To the extent any Findings of Facts set forth in Paragraphs 1-21 to this Order and all sub-parts thereto, constitute a Conclusion of Law, the Court so concludes.

BASED ON THE FOREGOING FINDINGS OF FACT, NOW, THEREFORE, IT IS HEREBY ORDERED
THAT:

          A. The relief requested in the 363 Motion is granted and approved in all respects and the Right Start Transaction is hereby approved in all respects.

          B. The Debtors are authorized and directed to take any and all actions necessary or appropriate to (i) consummate the Right Start Transaction including, without limitation, to assume and assign the Assigned Contracts identified on Exhibits B and C attached hereto to the Buyer and (ii) perform, consummate, implement and close fully the Right Start Transaction together with all additional instruments, documents and amendments that may be reasonably necessary or desirable to implement the Right Start Transaction as contemplated in and in accordance with the 363 Motion, the Asset Purchase Agreement, and this Order.

          C. The terms and provisions of this Order shall be binding in all respects upon the Debtors, any trustee thereof, their respective estates, their respective creditors and the

Debtors' shareholders, all entities and third parties, and their respective successors or assigns, including, but not limited to, all non-Debtor parties to the Assigned Contracts identified on Exhibits B and C attached hereto irrespective of any action commenced which contests the Debtors' authority to assume and assign such Assigned Contracts, or which seeks to enjoin the Right Start Transaction.

          D. The Debtors are hereby authorized, in accordance with Section 365(b) of the Bankruptcy Code to: (i) assume and assign to the Buyer the Assigned Contracts identified on Exhibit B attached hereto and the Assigned Contracts (as amended consensually by the Debtors, the Buyer and the relevant landlord) identified on Exhibit C attached hereto, and (ii) execute and deliver to the Buyer such assignment documents as may be necessary to sell, assign and transfer such Assigned Contracts.

          E. The Debtors (using funds made available by the Right Start Transaction) shall cure all undisputed monetary defaults under the Assigned Contracts identified on Exhibits B and C attached hereto within ten (10) business days of closing of the Right Start Transaction. There are no nonmonetary defaults requiring cure. A hearing to resolve disputed monetary defaults under the Assigned Contracts identified on Exhibits B and C attached hereto will be held on October 11, 2001 at 8:30 a.m. All provisions limiting the assumption and/or assignment of any of the Assigned Contracts identified on Exhibits B and C attached hereto are invalid and unenforceable pursuant to
Section 365(f) of the Bankruptcy Code.

          F. Other than certain designated liabilities assumed by the Buyer under the terms of the Right Start Transaction or this Order, upon closing of the Right Start Transaction and the payment in full of all amounts due under the DIP Agreements, the Debtors' business operations and related assets which are subject to the Right Start Transaction shall be transferred, sold and delivered to the Buyer free and clear of all pre- and postpetition claims, and all pre-and postpetition encumbrances.

          G. The terms and provisions of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit A, and this Order, shall be binding in all respects upon all entities, including, but not limited to, the Debtors (and/or their respective successors, including any trustees thereof), creditors, employees, former employees and shareholders, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, including such officials maintaining any authority relating to Environmental, Labor and Health and Safety Laws, and their respective successors or assigns, all non-Debtor parties to the Assigned Contracts identified on Exhibits B and C attached hereto and persons asserting liens or encumbrances against or interests in the Debtors' estates or any of the Debtors' assets to be transferred and assigned to the Buyer pursuant to the Right Start Transaction, irrespective of any action commenced which contests the Debtors' authority to sell and assign the Debtors' assets or which seeks to enjoin the Right Start Transaction and/or assignment of the Assigned Contracts identified on Exhibits B and C attached hereto.

          H. The terms and conditions of the Conditional Employment Agreements, attached to the Asset Transfer and Contribution Agreement on file with the Court, are hereby expressly approved.

          I. The Debtors are authorized and directed to use the proceeds of the Right Start Transaction immediately to pay in full all amounts due and owing under the DIP Agreements. Such payment shall be indefeasible, and no party in interest (including, without limitation, the Debtors, any Chapter 7 or Chapter 11 Trustee appointed herein, the Committee, or the Buyer) shall have any right to seek the disgorgement or return of such payment by the DIP

Agent or any of the DIP Lenders.

          J. The Debtors are authorized to enter into, execute, deliver, perform and comply and continue to perform and comply with all of the terms, conditions and covenants of the Asset Purchase Agreement and any documents contemplated therein. The Asset Purchase Agreement shall constitute a valid and binding obligation of the Debtors enforceable in accordance with its terms.

          K. (a) Pursuant to this Order, the Debtors are authorized to pay in full all amounts owing from the Debtors to the DIP Agent and DIP Lenders under the DIP Agreements, including loans that the Debtors estimate to be in the approximate principal amount of $57,386,182.37 as of August 14, 2001 and a reserve amount equal to the reasonable cost to be incurred by the DIP Lenders in connection with the termination of the DIP Agreements. To the extent that the reserve exceeds the actual reasonable costs of terminating the DIP Agreements, the excess reserve will be refunded to the Debtors.

               (b) Each Debtor hereby (i) releases the DIP Agent and each of the DIP Lenders and their respective officers, directors, advisors and employees from any and all claims and causes of action arising out of, based upon or related to the DIP Agreements or the relationship of the DIP Agent or the DIP Lenders with any Debtor prior to the entry of this Order, and (ii) waives any and all defenses (including, without limitation, offsets and counterclaims of any nature or kind) as to the validity, perfection, priority, enforceability, and non-avoidability (under Section 510, 544, 545, 547, 548, 550, 552 or 553 of the Bankruptcy Code or otherwise) of the amounts owed under the DIP Agreements and the security interests in and liens on the Debtors' assets in favor of the DIP Agent and the DIP Lenders.

          M. Nothing contained in any order of any type or kind entered in these

Chapter 11 cases, any subsequent Chapter 7 cases into which such Chapter 11 cases may be converted, or any related proceeding subsequent to entry of this Order, shall conflict with or derogate from the provisions of the Asset Purchase Agreement or the terms of this Order. To the extent any provisions of this Order conflict with the terms and conditions of the Asset Purchase Agreement, as between the Debtors and the Buyer, the Asset Purchase Agreement shall govern and control. This Order shall be binding upon and enforceable against, among others, the Debtors, ZB Acquisition Co., the Lenders and/or The Right Start, Inc., their respective estates and any and all Chapter 7 and Chapter 11 Trustees thereof.

          N. All entities holding liens or encumbrances of any kind and nature (other than taxing authorities holding valid ad valorem tax liens) be and hereby are barred from asserting such liens or encumbrances against the Buyer and/or the assets transferred pursuant to the Right Start Transaction and, effective upon the transfer of the Debtors' assets to the Buyer at the closing of the Right Start Transaction, the liens and encumbrances shall attach to the proceeds of the Right Start Transaction with the same force, validity, priority and effect, provided that the liens of the DIP Agent and DIP Lenders shall continue to attach to the assets transferred pursuant to the Right Start Transaction until all amounts outstanding under the DIP Agreements have been paid in full.

          O. Notwithstanding anything to the contrary herein or in the Asset Purchase Agreement, the Right Start Transaction shall not include the sale of the PNC Equipment to the Buyer or the assumption and assignment to the Buyer of the Master Lease Agreement by and between Zany Brainy, Inc. and PNC Leasing, LLC (as such terms are defined in the Motion of PNC Leasing, LLC for an Order (A) Granting PNC Leasing, LLC Relief from the Automatic Stay in Respect of Certain Equipment Leases Pursuant to 11 U.S.C. (S) 365(d)(2) (the "PNC

Motion")). A hearing on the PNC Motion and all related issues concerning the PNC Equipment and the Debtors' request to enter into a lease with the Buyer for the PNC Equipment will be held on August 27, 2001 and August 28, 2001, commencing at 7:00 a.m. each day.

          P. Upon closing of the Right Start Transaction, the Buyer shall assume all of the Debtors' ad valorem tax obligations. The Debtors and the Buyer reserve their right to review, investigate and, where appropriate, object to the asserted liens and claims of such taxing authorities.

          Q. This Court retains jurisdiction to the extent provided in title 28 of the United States Code, even after the closing of these Chapter 11 cases, to:

              1. Interpret, implement and enforce the terms and provisions of this Order and the terms of the Asset Purchase Agreement, all amendments thereto and any waivers and consents thereunder and of each of the agreements executed in connection therewith;

              2. Resolve any disputes arising under or related to the Right Start Transaction, and the Buyer's peaceful use and enjoyment of the assets transferred thereunder;

              3. Adjudicate any and all issues and/or disputes, if any, relating to the Debtors' right, title or interest in, to and under the Assigned Contracts;

              4. Adjudicate any and all remaining issues concerning the Debtors' right and authority to assume and assign the Assigned Contracts, and the Buyer's rights and obligations with respect to such assignment and the existence of any default under any such Assigned Contract;

              5. Adjudicate all issues concerning (alleged) pre-closing liens or encumbrances and any other (alleged) interest(s) in and to the assets transferred pursuant to the Right Start Transaction, including the extent, validity, enforceability, priority and nature of all such (alleged) liens or encumbrances and any other (alleged) interest(s);

              6. Adjudicate any and all issues and/or disputes relating to the Debtors' right, title or interest in the assets to be transferred under the Right Start Transaction and the proceeds thereof, the 363 Motion and/or the Asset Purchase Agreement;

          R. In the event of the closing of the Right Start Transaction, at the closing of the Right Start Transaction, the Debtors shall return to Waterton the Initial Deposit and Earnest Money Deposit (as those terms are defined in the Term Sheet), plus accrued interest and the Debtors shall pay a Break-Up Fee to Waterton in the amount of $3,539,190.00 and reimbursement of reasonable costs and expenses incurred from and after the Petition Date, in an aggregate amount not to exceed $650,000.00, pursuant to the 363 Procedures Order, which amounts shall be payable from the proceeds of the Right Start Transaction. Upon payment of the amounts referenced in this paragraph the Debtors, the Buyer, and any affiliates thereof shall have no further obligation to Waterton or any affiliates thereof.

          S. No bulk sales law or any similar law of any state or other jurisdiction shall apply in any way to the transfer of assets transferred pursuant to the Right Start Transaction.

          T. The automatic stay provisions of Section 362 of the Bankruptcy Code are vacated and modified to the extent necessary to permit the DIP Agent and DIP Lenders to implement the terms and conditions of the Release Agreement and the provisions of this Order.

          U. Pursuant to section 1146(c) of the Bankruptcy Code, no transfer, stamp, sales, use or similar tax shall apply to the transfer of Debtors' assets pursuant to the Right Start Transaction.

          V. The failure to specifically include any particular provision of the Asset Purchase Agreement, or any document contemplated therein, in this Order shall not diminish or impair the efficacy of such provision, it being the intent of the Court that the Asset Purchase Agreement and each and every provision, term, and condition thereof be authorized and approved in its entirety.

          W. The parties may consummate the Right Start Transaction at any time after entry of the Order and adjudication of the issues referenced in paragraph O herein or upon further order of the Court by waiving any and all closing conditions set forth in the Asset Purchase Agreement that have not been satisfied and by proceeding to close the transactions without any notice to the Court, any prepetition or postpetition creditor of the Debtors and/or any other party in interest.

Dated:  August 16, 2001
        Wilmington, Delaware


                                           _____________________________________
                                           UNITED STATES DISTRICT COURT JUDGE